Exhibit 99-A6
                    NOTICE OF GUARANTEED DELIVERY
                                 of
                       Shares of Common Stock
                                 of
                CORTLAND FIRST FINANCIAL CORPORATION



     This form or a facsimile of it must be used to accept the Offer, as defined below, if:

     (a) certificates for common stock (the "Shares"), of Cortland First Financial Corporation, a New York corporation, are not immediately available or certificates for Shares and all other required documents cannot be delivered to the Depositary before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below); or

     (b) Shares cannot be delivered on a timely basis pursuant to the procedure for book-entry transfer.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to the Depositary. See Section II of the Offer to Purchase.

     To:  AMERICAN STOCK TRANSFER AND TRUST COMPANY, Depository

          By Mail:                      Facsimile Transmission:
          40 Wall Street                (718) 234-5001
          New York, New York 10005
                                        (For Eligible Institutions
                                        Only)
                                        Confirm by Telephone:
                                        (718) 921-8200

          By Hand:                      By Overnight Courier:
          40 Wall Street                40 Wall Street
          46th Floor                    46th Floor
          New York, New York 10005      New York, New York 10005



     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE
     SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:

     The undersigned hereby tenders to Cortland First Financial Corporation at the price per Share indicated below, net to the seller in cash, upon the terms and conditions set forth in the Offer to Purchase, dated May 28, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the Shares designated below pursuant to the guaranteed delivery procedure set forth in Section II of the Offer to Purchase.


A.   DESCRIPTION OF SHARES TENDERED

     Number of Shares being Tendered and Price at which Tendered

                                        Number of Shares being
     Price at Which Stockholder         Tendered by Stockholder
     is Tendering Shares                at Stated Price(s)

     $21.00  ....................................  _________
     $21.50  ....................................  _________
     $22.00  ....................................  _________
     $22.50  ....................................  _________
     $23.00  ....................................  _________
     $23.50  ....................................  _________
     $24.00  ....................................  _________
     Total Shares being Tendered ________

Certificate Nos. (if available):
____________________________________________________
____________________________________________________

Name(s):
____________________________________________________
____________________________________________________
                        Please type or print

Address(es):_________________________________________
___________________________________________________
___________________________________________________
                                   Zip Code
Area Code and
Telephone Number:___________________________________



SIGN HERE

____________________________________________________
___________________________________________________

Dated: __________________________, 1997

If Shares will be tendered by book-entry transfer, check box of applicable Book-Entry Facility:

  ____ The Depository Trust Company

  ____ Philadelphia Depository Trust Company

Account Number:
___________________________________________________

GUARANTEE

     The undersigned is (1) a member firm of a registered securities exchange; (2) a member of the National Association of Securities Dealers, Inc.; or (3) a commercial bank or trust company having an office, branch or agency in the United States, and represents that:

     (a) the above-named person(s) has a "net long position" in Shares or "equivalent securities" at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and

     (b)  such tender of Shares complies with such Rule 14e-4;

and guarantees that the Depositary will receive certificates for the Shares tendered hereby in proper form for transfer, or Shares will he tendered pursuant to the procedure for book-entry transfer at The Depository Trust Company or Philadelphia Depository Trust Company, in any case, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal (or a manually signed facsimile of them), all within three over-the-counter trading days after the day the Depositary receives this Notice.




Name of Firm:




            Authorized Signature

Address:




                  Zip Code

Name:
             Please Print
Title:

Area Code and
Telephone Number:


Dated:                           , 1997